SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

CardioVascular BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9500 Hillwood Drive, Suite 200 Las Vegas, Nevada	89134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)
1635 Village Center Circle, Suite 250
Las Vegas, Nevada  89134

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

CardioVascular BioTherapeutics, Inc. (the “Company”) announced in a press release on November 30, 2010 that it has licensed Phase II diabetic wound healing data from Merck.

A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

The Company entered into an exclusive licensing agreement (the “Agreement”) with Merck Sharp & Dohme Corp. (“Merck”) on November 22, 2010 whereby Merck licenses to the Company on a world-wide basis the use of Merck proprietary information with respect to Merck’s wound healing program in connection with the Company’s development of pharmaceutical products containing the Company’s FGF-1 molecule in the field of dermal wound healing.   The licensed information includes but is not limited to Merck’s FDA Phase II results and information.  The Agreement provides for the Company to make an initial payment and royalty payments in the future based upon sales of the Company’s drug candidate CVBT 141-B.  The amount of such royalty is dependent upon the outcome of future events.  The term of the Agreement runs until the Company has paid to Merck a stipulated aggregate amount of royalties, after which time the Company will have a fully paid-up license to the licensed information.  Nevertheless, the Company may terminate the Agreement at any time and for any reason upon 30-days notice.  Moreover, Merck may terminate the Agreement for a material breach of the Agreement by the Company, subject to a 90-day cure period in favor of the Company.  Furthermore, the Company has certain obligations to try to develop pharmaceutical product based on the licensed information.  Merck has the right to terminate the Agreement if the Company fails to use commercially reasonable efforts to develop and commercialize these products, subject to a twelve-month cure period in favor of the Company.  The Agreement also contains provisions (believed by the Company to be fairly customary) regarding representations and warranties; record keeping and reporting; intellectual property and confidentiality; disclaimers, insurance, limitations on liability and indemnification; and dispute resolution.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Description
	99.1	Press Release dated November 30, 2010 announcing CardioVascular BioTherapeutics, Inc. has licensed Phase II diabetic wound healing data from Merck.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: November 30, 2010	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 30, 2010 announcing CardioVascular BioTherapeutics, Inc. has licensed Phase II diabetic wound healing data from Merck.